As filed with the Securities and Exchange Commission on March 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNOCO LOGISTICS PARTNERS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4610	23-3096839
(State or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3807 West Chester Pike

Newtown Square, Pennsylvania 19073

(866) 248-4344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kathleen Shea-Ballay

Senior Vice President, General Counsel and Secretary

Sunoco Partners LLC

3807 West Chester Pike

Newtown Square, Pennsylvania 19073

(866) 248-4344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Swidler Lande A. Spottswood Mike Rosenwasser Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 (212) 237-0000	James M. Wright, Jr. General Counsel Energy Transfer Partners, L.L.C. 8111 Westchester Drive, Suite 600 Dallas, Texas 75225 (214) 981-0700	William N. Finnegan IV Ryan J. Maierson Debbie P. Yee Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-215183

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Units representing limited partner interests	20,268,825	N/A	$478,209,144.50	$55,424.44

(1)	Represents the maximum number of additional common units representing limited partner interests in Sunoco Logistics Partners L.P. (“SXL” or the “Registrant”) estimated to be issuable upon the completion of the merger described herein. The Registrant has previously registered 849,898,200 SXL common units pursuant to the Registration Statement on Form S-4 (Registration No. 333-215183), which was declared effective on March 24, 2017.
(2)	The proposed maximum aggregate offering price of the additional SXL common units was calculated based upon the market value of common units representing limited partner interests in Energy Transfer Partners, L.P. (“ETP”) (the securities to be cancelled in the merger) in accordance with Rules 457(c) and 457(f) under the Securities Act as follows: the product of (i) $35.39, the average of the high and low prices per ETP common unit as reported on the New York Stock Exchange on March 27, 2017 and (ii) 13,512,550, the estimated maximum number of additional ETP common units that may be exchanged for the merger consideration, including ETP common units reserved for issuance (on a net exercise basis, as applicable) under outstanding ETP equity awards.
(3)	Calculated in accordance with Section 6(b) of the Securities Act of 1933, as amended, at a rate of $115.90 per $1,000,000 of the proposed maximum aggregate offering price. The Registrant previously paid a registration fee of $2,249,501.64 in connection with registering 849,898,200 common units pursuant to its Registration Statement on Form S-4 (Registration No. 333-215183), which was declared effective on March 24, 2017. An additional registration fee of $55,424.44 is being paid upon the filing of this Registration Statement on Form S-4 to register an additional 20,268,825 common units.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4, as amended (Registration No. 333-215183), declared effective March 24, 2017 (the “Registration Statement”), Sunoco Logistics Partners L.P. (“SXL”) registered an aggregate of 849,898,200 common units representing limited partner interests and paid an aggregate fee of $2,249,501.64. SXL is filing this Registration Statement on Form S-4 (the “462(b) Registration Statement”) pursuant to Rule 462(b) and General Instruction K to Form S-4, both as promulgated under the Securities Act of 1933, as amended, solely to register 20,268,825 additional common units for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger dated November 20, 2016, as amended as of December 16, 2016, by and among SXL, Sunoco Partners LLC, the general partner of SXL, SXL Acquisition Sub LLC, a wholly owned subsidiary of SXL, SXL Acquisition Sub LP, a wholly owned subsidiary of SXL, Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Partners GP, L.P., the general partner of ETP, and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P. In connection with the registration of additional common units, SXL is paying an additional registration fee of $55,424.44.

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the Registration Statement, including all amendments and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein, are hereby incorporated by reference into this 462(b) Registration Statement. Additional opinions and consents required to be filed with this 462(b) Registration Statement are listed on the Exhibit Index attached to and filed with this 462(b) Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown Square, Commonwealth of Pennsylvania, on March 30, 2017.

SUNOCO LOGISTICS PARTNERS L.P.

By: Sunoco Partners LLC, its general partner

By: *
Peter J. Gvazdauskas
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement, or amendment thereto, has been signed by the following persons in the capacities indicated which are with Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P., on March 30, 2017.

Signature	Title

* Marshall S. McCrea, III	Chairman of the Board of Directors

* Steven R. Anderson	Director

* Scott A. Angelle	Director

* Basil Leon Bray	Director

/s/ Michael J. Hennigan Michael J. Hennigan	President and Chief Executive Officer and Director (Principal Executive Officer)

* Thomas P. Mason	Director

* Michael D. Galtman	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Peter J. Gvazdauskas	Chief Financial Officer and Treasurer (Principal Financial Officer)

*By:	/s/ Michael J. Hennigan
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1* —	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being offered.

8.1* —	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

8.2* —	Opinion of Latham & Watkins LLP as to certain tax matters.

23.1* —	Consent of Grant Thornton LLP (Sunoco Logistics Partners L.P.).

23.2* —	Consent of Grant Thornton LLP (Energy Transfer Partners, L.P.).

23.3* —	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.4* —	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

23.5* —	Consent of Latham & Watkins LLP (included in Exhibit 8.2).

24.1** —	Powers of Attorney (included herein by reference to the signature page to SXL’s Registration Statement on Form S-4 (Registration No. 333-215183)).

99.1* —	Consent of Barclays Capital Inc.

*	Filed herewith.
**	Previously filed with SXL’s Registration Statement on Form S-4 (Registration No. 333-215183), which was filed with the Securities and Exchange Commission on December 20, 2016.